                                                    Exhibit 99.1






                                              Financial Statements and
                                               Supplemental Schedules

                                                Robbins & Myers, Inc.
                                                Employee Savings Plan

                                           December 31, 1999 and 1998 and
                                        for the year ended December 31, 1999
                                         with Report of Independent Auditors

                             Robbins & Myers, Inc.
                             Employee Savings Plan

                            Financial Statements and
                             Supplemental Schedules


                         December 31, 1999 and 1998 and
                      for the year ended December 31, 1999


                               TABLE OF CONTENTS

Report of Independent Auditors...............................................................................1

Audited Financial Statements

Statements of Assets Available for Benefits .................................................................2
Statement of Changes in Assets Available for Benefits .......................................................3
Notes to Financial Statements................................................................................4

Supplemental Schedules

Schedule H, Line 4i--Schedule of Assets Held for Investment Purposes at End of Year..........................9
Schedule H, Line 4j--Schedule of Reportable Transactions....................................................10

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 1999 and 1998 and related statement of changes in assets available for benefits for the year ended December 31, 1999, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purpose at end of year as of December 31, 1999 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                     /s/ ERNST & YOUNG LLP

May 19, 2000

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                   Statements of Assets Available for Benefits


                                                             DECEMBER 31
                                                      1999                1998
                                                  --------------------------------
ASSETS
Investments at fair value                         $40,454,068          $40,687,510
Participant Loans at estimated fair value             927,824            1,183,487
                                                  --------------------------------
Total investments                                  41,381,892           41,870,997
                                                  --------------------------------


Contributions receivable:
    Employer                                           46,279               50,213
    Employee                                          161,701              176,637
                                                  --------------------------------
Total receivables                                     207,980              226,850
                                                  --------------------------------
Assets available for benefits                     $41,589,872          $42,097,847
                                                  ================================


See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

              Statement of Changes in Assets Available for Benefits

                          Year ended December 31, 1999




ADDITIONS
Net appreciation in fair value of investments                 $  1,625,787
Employee contributions                                           2,470,733
Employer contributions                                             653,124
Dividend income - Robbins & Myers, Inc. Common Stock                65,129
Dividend and interest income                                     2,584,311
                                                              ------------
Total additions                                                  7,399,084

DEDUCTIONS
Benefits paid directly to participants                           7,907,059
                                                              ------------
Total deductions                                                 7,907,059
                                                              ------------

Net decreases                                                     (507,975)

Assets available for benefits, at beginning of year             42,097,847
                                                              ------------

Assets available for benefits, at end of year                 $ 41,589,872
                                                              ============

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 1999

1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Employee Savings Plan (the Plan) is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 40 percent of an employee's annual contribution and may elect to make up to an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                              VESTING
        YEARS OF VESTING SERVICE             PERCENTAGE
-------------------------------------------------------
Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%

Each participant's account is credited with the participant's contribution and allocation of (a) the Company's contribution and (b) Plan earnings. Participant's direct the investment of their contributions and earnings thereon between the investment options provided by the Plan. Company contributions are invested in the Company's common stock. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF PLAN (CONTINUED)

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies and money market fund are valued at quoted market prices that represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust (Vanguard Retirement Savings Trust) are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform to the current year presentation.

                             Robbins & Myers, Inc.
                             Employee Savings Plan

                   Notes to Financial Statements (continued)


3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 4, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                1999               1998
                                            ------------------------------
Robbins & Myers, Inc. Common Stock          $6,625,046          $6,555,446
The Vanguard Group, Inc.:
   Wellington Fund                           4,583,653           5,306,655
   Windsor Fund                              6,384,694           7,717,321
   Windsor II Fund                           1,978,737           2,132,036
   U.S. Growth Fund                          5,119,862           3,952,102
   Retirement Savings Trust                  6,322,620           6,792,328
   500 Index Fund                            6,309,401           4,643,739

                             Robbins & Myers, Inc.
                             Employee Savings Plan

                   Notes to Financial Statements (continued)

4. INVESTMENTS (CONTINUED)

During the year ended December 31, 1999, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                  NET REALIZED AND UNREALIZED
                                                APPRECIATION (DEPRECIATION) IN
                                                   FAIR VALUE OF INVESTMENTS
                                                -------------------------------
Robbins & Myers, Inc. Common Stock                        $  431,710
                                                          ==========

 The Vanguard Group, Inc. (registered investment
   companies):
   Wellington Fund                                        $ (186,584)
   Windsor Fund                                              (19,159)
   Windsor II Fund                                          (422,213)
   U.S. Growth Fund                                          659,344
   500 Index Fund                                          1,000,176
   International Growth Fund                                 120,888
   Small-Cap Index Fund                                      125,707
   Total Bond Market Index Fund                              (84,082)
                                                          ----------
 Total registered investment companies                    $1,194,077
                                                          ==========

5. NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                                                    1999          1998
                                                                 ------------------------
ASSETS:
   Robbins & Myers, Inc. Common Stock                            $6,625,046    $6,555,446

                             Robbins & Myers, Inc.
                             Employee Savings Plan

                   Notes to Financial Statements (continued)

5. NONPARTICIPANT-DIRECTED INVESTMENTS (CONTINUED)

Information about the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 1999 is as follows:

     ADDITIONS
     Net appreciation in fair value of investments                $  431,710
     Contributions                                                   914,453
     Interest and dividends                                           65,129
                                                                  ----------
     Total additions                                               1,411,292

     DEDUCTIONS
     Benefit payments and withdrawals                                514,441
                                                                  ----------
     Total deductions                                                514,441

     Interfund transfers out                                        (827,251)
                                                                  ----------

     Net increases                                                    69,600
     Assets available for benefits, at beginning of year           6,555,446
                                                                  ----------
     Assets available for benefits, at end of year                $6,625,046
                                                                  ==========

6. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 1999 and 1998, the Plan held 292,820 and 296,291 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 1999 shares were purchased at a total cost of $5,270,480 and shares were sold at a total selling price of $5,632,588.

                             Supplemental Schedules

                             Robbins & Myers, Inc.
                             Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

     Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes
                                 at End of Year

                               December 31, 1999


                                             DESCRIPTION OF INVESTMENTS
                                              INCLUDING MATURITY DATE
 IDENTITY OF ISSUE, BORROWER,               RATE OF INTEREST, COLLATERAL,                            CURRENT
   LESSOR OR SIMILAR PARTY                     PAR OR MATURING VALUE                COST              VALUE
---------------------------------------------------------------------------------------------------------------
Robbins & Myers, Inc. *                    292,820 shares of Common Stock         $6,616,092       $ 6,625,046
The Vanguard Group, Inc.:*
    Wellington Fund                        163,936 units of Registered
                                             Investment Company                     **               4,583,653
    Windsor Fund                           420,876 units of Registered
                                             Investment Company                     **               6,384,694
    Windsor II Fund                        79,245 units of Registered
                                             Investment Company                     **               1,978,737
    U.S. Growth Fund                       117,617 units of Registered
                                             Investment Company                     **               5,119,862
    Retirement Savings Trust               6,322,620 units of Common
                                             Collective Trust                       **               6,322,620
    500 Index Fund                         46,622  units of Registered
                                             Investment Company                     **               6,309,401
    International Growth Fund              32,366 units of Registered
                                             Investment Company                     **                 727,922
    Prime Money Market Fund                501,364 units of Registered
                                             Investment Company                     **                 501,364
    Small Cap Index Fund                   51,778 units of Registered
                                             Investment Company                     **               1,221,958
    Total Bond Market Index Fund           71,005 units of Registered
                                             Investment Company                     **                 678,811
Participant Loans                          Interest rates from 7-10%                      --           927,824
                                                                                  ----------------------------
                                                                                  $6,616,092       $41,381,892
                                                                                  ============================

*     Party-in-interest to the Plan.
** Cost of asset is not required to be disclosed as investment is participant-directed.

                             Robbins & Myers, Inc.
                             Employee Savings Plan

           Employer Identification Number 31-0424220/Plan Number 011

           Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 1999


                               DESCRIPTION                                                        CURRENT VALUE        NET
      IDENTITY OF                  OF                 PURCHASE        SELLING       COST OF        OF ASSET ON         GAIN
    PARTY INVOLVED               ASSET                 PRICE           PRICE         ASSET      TRANSACTION DATE     (LOSS)
------------------------------------------------------------------------------------------------------------------------------
Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets
------------------------------------------------------------------------------

Robbins & Myers, Inc.     Shares of Common Stock     $5,270,480     $       --     $5,270,480      $5,270,480        $     --
                                                             --      5,632,588      5,682,159       5,632,588         (49,571)


Note: Sections (e) and (f) are not applicable. There were no category (i), (ii), or (iv) transactions during the year.






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